Exhibit 10.2

JOINDER UNDER LOAN, SECURITY AND GUARANTEE AGREEMENT AND PLEDGE AGREEMENT SUPPLEMENT

This JOINDER UNDER LOAN, SECURITY AND GUARANTEE AGREEMENT AND PLEDGE AGREEMENT SUPPLEMENT (this “Agreement”), dated as of August 12, 2021 (the “Agreement Date”), is entered into by and among AUTOWEB, INC., a Delaware corporation (the “Borrower”), TRADEIN EXPERT, INC., a Delaware corporation (“Tradein Expert”), THE OTHER OBLIGORS PARTY HERETO, THE LENDERS PARTY HERETO, and CIT NORTHBRIDGE CREDIT LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

WHEREAS, the Borrower, the other Obligors party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Agent are parties to that certain Loan, Security and Guarantee Agreement dated as of March 26, 2020 (as amended by that certain First Amendment to Loan, Security and Guarantee Agreement dated as of May 18, 2020 and that certain Second Amendment to and Consent Under Loan, Security and Guarantee Agreement dated as of July 30, 2021 (the “Second Amendment”), and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the other Obligors party thereto, and Agent are parties to that certain Pledge Agreement dated as of March 26, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”);

WHEREAS, pursuant to the Second Amendment, the Borrower is required to add Tradein Expert as a “Guarantor” and “Obligor” under the Loan Agreement;

WHEREAS, pursuant to the Pledge Agreement, the Borrower is required to pledge to the Agent the Equity Interests issued by Tradein Expert to Borrower; and

WHEREAS, the Agent and Lenders have agreed to such joinder subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (as amended hereby).

Section 2.    Joinder to Loan Agreement and other Loan Documents. Each party hereto hereby acknowledges and agrees that, effective as of the Agreement Date, Tradein Expert shall be deemed to be, and shall be, a “Guarantor” and an “Obligor,” for all purposes under the Loan Agreement and the other Loan Documents, as applicable, and shall have all of the rights and obligations of a Guarantor and an Obligor thereunder as if it had originally executed and delivered such documents. Tradein Expert hereby ratifies, as of the Agreement Date, and agrees to be bound by, all of the covenants, terms, provisions, and conditions contained in all documents to which it is a party by virtue of its status as a Guarantor and an Obligor, as applicable, including, without limitation, (a) the guaranty set forth in Section 15 of the Loan Agreement and (b) the grant of a security interest in and to, and Lien upon, the Tradein Collateral (as hereinafter defined) to the Agent, for the benefit of Secured Parties, as set forth in Section 7 of the Loan Agreement. Tradein Expert confirms that by execution of this Agreement, on and as of the Agreement Date, it is jointly and severally liable with the other Guarantors for all Guaranteed Obligations.

Section 3.    Grant of Security Interest. In furtherance of the foregoing, to secure the prompt payment and performance of the Guaranteed Obligations, Tradein Expert hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of Tradein Expert, including all of the following Property, whether now owned or hereafter acquired, and wherever located (the “Tradein Collateral”):

(i)    all Accounts;

(ii)    all Chattel Paper, including electronic chattel paper;

(iii)    all Commercial Tort Claims, including those shown on Schedule 9.1.16 of this Agreement;

(iv)    all Deposit Accounts;

(v)    all Documents;

(vi)    all General Intangibles, including Intellectual Property;

(vii)    all Goods, Inventory, Equipment, and fixtures, including motor vehicles and certificates of title related to Inventory and motor vehicles;

(viii)    all Instruments;

(ix)    all Investment Property;

(x)    all Letter-of-Credit Rights;

(xi)    all Supporting Obligations;

(xii)    all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(xiii)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xiv)    all books and records (including customer lists, blueprints, technical specifications, manuals, files, correspondence, tapes, computer programs, print-outs, computer records, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to the Collateral or are otherwise necessary or helpful in the collection or realization thereupon) pertaining to the foregoing.

Notwithstanding the foregoing or anything else contained in any Loan Document, the Tradein Collateral shall not include any Excluded Property.

Section 4.    Schedules to Loan Agreement. Schedule 8.5 (Deposit Accounts), Schedule 8.6.1 (Business Locations), Schedule 9.1.4 (Names and Capital Structure), Schedule 9.1.5 (Owned or Leased Real Estate), and Schedule 9.1.11 (Patents, Trademarks, Copyrights and Licenses) attached hereto hereby update the corresponding Disclosure Schedules to the Loan Agreement, as applicable, with respect to Tradein Expert.

Section 5.    Pledge Agreement Supplement.

(a)    Borrower and the other parties hereto hereby acknowledge and agree that, effective as of the date hereof, the Equity Interests issued by Tradein Expert to Borrower shall be deemed to be, and shall be, “Pledged Shares” and “Pledged Collateral” for all purposes under the Pledge Agreement. Not in limitation of the foregoing, to secure the Obligations, Borrower hereby grants to Agent for the benefit of the Secured Parties a security interest in and lien on Borrower’s Equity Interests in Tradein Expert and all proceeds thereof.

(b)    Effective as of the date hereof, Tradein Expert, as issuer of Pledged Shares and Pledged Collateral, hereby acknowledges receipt of the Pledge Agreement and consents to the terms of the Pledge Agreement.

(c)    Attached hereto as Exhibit A is a supplement to Schedule 2(a) to the Pledge Agreement (the “Pledge Agreement Supplement”), with updates to reflect the pledge set forth in this Section 5, which shall constitute a “Pledge Supplement” for the purposes of Section 2(b) of the Pledge Agreement. Each of Borrower and Tradein Expert hereby represents and warrants that the Pledge Agreement Supplements accurately and completely set forth as of the date hereof all additional information required pursuant to the Pledge Agreement and agrees that the Pledge Agreement Supplements shall constitute a part of the Schedules to the Pledge Agreement.

Section 6.    Conditions to Effectiveness. This Agreement shall be effective as of the Agreement Date upon the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Agent, such documentation shall be in form and substance reasonably satisfactory to the Agent:

(a)    This Agreement shall have been duly executed and delivered by the Borrower, Tradein Expert, the other Obligors, the Agent and the Required Lenders.

(b)    The representations and warranties of Tradein Expert set forth in Section 7 of this Agreement shall be true and correct in all material respects on and as of the Agreement Date; provided, that (i) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, (ii) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be, and (iii) for purposes of this Agreement, any reference to “Closing Date” in any such representation and warranty shall instead be deemed to reference the Agreement Date.

(c)    No Default or Event of Default shall exist or would result from the execution of this Agreement or the transactions contemplated hereby.

(d)    Subject to Section 9 below, all of the other conditions included in the definition of “Tradein Obligor Date” set forth in the Loan Agreement shall have been satisfied in a manner, and subject to documentation, reasonably satisfactory to Agent.

(e)    The Borrower shall have paid to Agent the reasonable and documented costs and expenses of Agent incurred by it in connection with the transactions contemplated hereby.

Section 7.    Representations and Warranties. Tradein Expert hereby represents and warrants, on and as of the Agreement Date, that:

(a)    Each representation and warranty by or in respect of Tradein Expert as a “Guarantor” and an “Obligor” under the Loan Agreement and the other Loan Documents is true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all material respects), on and as of the Agreement Date, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct as of such earlier date; provided, that for purposes of this Agreement, any reference to “Closing Date” in any such representation and warranty shall instead be deemed to reference the Agreement Date.

(b)    No Default or Event of Default exists or will result from the execution of this Agreement.

(c)    Tradein Expert is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Tradein Expert is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(d)    Tradein Expert has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is joining pursuant hereto. The execution, delivery and performance of this Agreement and the other Loan Documents to which Tradein Expert is joining pursuant hereto (i) are within Tradein Expert’s corporate powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not (A) require any consent or approval of any holders of Equity Interests of Tradein Expert, except those already obtained, (B) contravene the Organic Documents of Tradein Expert, (C) violate or cause a default under any Applicable Law or Material Contract except where the violation or default would not reasonably be expected to result in a Material Adverse Effect, or (D) result in or require imposition of a Lien (other than Permitted Liens) on Tradein Expert’s Property.

(e)    This Agreement has been duly executed and delivered by Tradein Expert.

(f)    This Agreement and the other Loan Documents to which Tradein Expert is joining pursuant hereto constitutes a legal, valid and binding obligation of Tradein Expert, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

Section 8.    Additional Tradein Expert Agreements.

(a)    Tradein Expert acknowledges that Agent will, and hereby authorizes Agent to, prepare and file, at Tradein Expert’s expense, such financing statements or amendments thereof or supplements thereto or other instruments as Agent may from time to time deem reasonably necessary or appropriate to perfect and maintain the security interests granted under the Loan Agreement, the other Loan Documents, and hereunder.

(b)    The address of Tradein Expert for purposes of all notices and other communications is the address designated for the Borrower in Section 14.3 of the Loan Agreement or such other address as Tradein Expert may from time to time notify Administrative Agent in writing in accordance with Section 14.3 of the Loan Agreement.

(c)    Tradein Expert acknowledges and confirms that it has received copies of the Loan Agreement and the other Loan Documents, in each case, together with any and all schedules and exhibits thereto, to which Tradein Expert is a party by virtue of its status as a Guarantor and an Obligor, as applicable.

Section 9.    Post-Closing Covenant.

(a)    Within sixty (60) days after the Agreement Date (or such longer period as approved by the Agent), Borrower shall deliver to Agent endorsements for the insurance policies carried by Tradein Expert in compliance with the requirements of Section 8.6.2 of the Loan Agreement (or otherwise in form and substance satisfactory to Agent).

(b)    The failure of Borrower to comply with paragraph (a) above shall constitute an immediate Event of Default under the Loan Agreement.

Section 10.    Effect on Loan Documents.

(a)    On and after the Agreement Date, each reference in any Loan Document, and in any other document or instrument incidental thereto, to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Agreement, and each reference in the Loan Agreement to “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall mean, from and after the Agreement Date, the Loan Agreement as amended by this Agreement.

(b)    Except as expressly amended hereby, the provisions of the Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Agent or the Lenders under the Loan Documents.

(d)    Each party hereto acknowledges and agrees that, on and after the Agreement Date, this Agreement shall constitute a Loan Document for all purposes under the Amended Loan Documents.

Section 11.    Non-Reliance on Agent. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Agreement, the Loan Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 12.    Reaffirmation; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Obligor (a) acknowledges and agrees, as of the Agreement Date, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis and (b) reaffirms each Lien granted by such Obligor pursuant to the Loan Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Agreement. Further, each Obligor acknowledges and agrees that the amendments set forth herein do not constitute any course of dealing between the Agent, the Lenders, and such Obligor. Nothing contained in this Agreement shall be construed as substitution or novation of the obligations outstanding under the Loan Agreement or the other Loan Documents.

Section 13.    No Actions, Claims, Etc.. As of the date hereof, each of the Obligors hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

Section 14.    Release of Claims. In consideration of the Lenders’ and the Agent’s agreements contained in this Agreement, each Obligor hereby irrevocably releases and forever discharges the Lenders and the Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, representatives, agents, advisors, consultants and counsel (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings, demands or damages, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law or otherwise of any kind or character, known or unknown, which such Obligor ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person on or prior to the date hereof.

Section 15.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 16.    Miscellaneous.

(a)    This Agreement is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns.

(b)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Agent to accept electronic signature counterparts in any form or format and (y) Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

(c)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)    Borrowers shall pay all out of pocket costs and expenses of Agent incurred in connection with this Agreement including, without limitation, reasonable attorneys’ fees and expenses.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

AUTOWEB, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller

Title: Executive Vice President, Chief Legal

Officer and Secretary

TRADEIN EXPERT:

TRADEIN EXPERT, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller

Title: Executive Vice President, Chief Legal

Officer and Secretary

OTHER GUARANTORS:

AUTOBYTEL, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller

Title: Executive Vice President, Chief Legal

Officer and Secretary

AW GUA USA, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller

Title: Executive Vice President, Chief Legal

Officer and Secretary

CAR.COM, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller

Title: Executive Vice President, Chief Legal

Officer and Secretary

AGENT AND LENDERS:

CIT NORTHBRIDGE CREDIT LLC,

as Agent

By: /s/ Jacqueline Iervese

Name: Jacqueline Iervese

Title: Authorized Signatory

CIT NORTHBRIDGE FUNDING I LLC,

as a Lender

By: /s/ Jacqueline Iervese

Name: Jacqueline Iervese

Title: Authorized Signatory

Exhibit A

Schedule 2(a)

PLEDGED STOCK

Pledgor	Loan Party/Subsidiary	Pledged Equity Shares	Certificate No.	% of Interest Pledged
AUTOWEB, INC.	CAR.COM, INC.	1,000 Shares of Common Stock	N/A	100%
AUTOWEB, INC.	AUTOBYTEL, INC.	1,000 Shares of Common Stock	N/A	100%
AUTOWEB, INC.	AW GUA USA, INC.	1,000 Shares of Common Stock	N/A	100%
AUTOWEB, INC.	TRADEIN EXPERT, INC.	1,000 Shares of Common Stock	N/A	100%
AUTOWEB, INC.	AW GUA, SOCIEDAD DE RESPONSABILIDAD LIMITADA	Membership Interests	N/A	65%

Schedule 8.5

Deposit Accounts

Entity	G/L #	G/L Description	Bank Name	Bank Account #	Purpose

Tradein Expert, Inc.	10702	PNC Bank - Tradein Expert Deposits Account	PNC Bank	##########	Depository account for customers
Tradein Expert, Inc.	10701	PNC Bank - Tradein Expert Operating Account	PNC Bank	##########	Funds general operations

Schedule 8.6.1

Business Locations

BUSINESS LOCATIONS

●	4335 Vance Jackson Road, Suite 104, San Antonio, TX 78230

Schedule 9.1.4

Names and Capital Structure

NAMES AND CAPITAL STRUCTURE

1.         The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Obligor are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
Tradein Expert, Inc.	Common Stock	1,000	0

2.         The record holders of Equity Interests of Obligor are as follows:

Name	Class of Stock	Number of Shares	Record Owner
Tradein Expert, Inc.	Common Stock	1,000	AutoWeb, Inc.

3.         All agreements binding on holders of Equity Interests of Obligor with respect to such interests are as follows:

None

4.         In the five years preceding the Closing Date, Obligor has not acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

On July 31, 2021, AutoWeb, Inc., a Delaware company (“Company”), and Tradein Expert, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”), entered into and consummated an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company, Purchaser, Car Acquisition, LLC, a Texas limited liability company dba CarZeus (“Seller”), Carzuz.com LLC, a Texas limited liability company, McCombs Family Partners, Ltd., a Texas limited partnership and Phil Kandera, an individual, pursuant to which Purchaser acquired specified assets of Seller’s San Antonio, Texas-based used vehicle acquisition platform that operates under the name CarZeus  (“CarZeus Purchase Transaction”). The aggregate consideration of the CarZeus Purchase Transaction was $0.4 million in cash.

Schedule 9.1.5

Owned or Leased Property

OWNED OR LEASED REAL ESTATE

PROPERTY LOCATION	LANDLORD	LEASE AGREEMENT DESCRIPTION

4335 Vance Jackson Road, Suite 104, San Antonio, Texas 78230	Hooten Non Exempt Family Trust B	Vance Jackson Service Center Lease Agreement dated August 1, 2021, between Hooten Non Exempt Family Trust B and the Company.

Obligor has no owned Real Estate.

Schedule 9.1.11

Intellectual Property

INTELLECTUAL PROPERTY

1.         Obligor’s patents:

None

2.         Obligor’s trademarks:

None

3.         Obligor’s copyrights:

None

4.         Obligor’s licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

None

5.         Obligor’s domain names:

Registrar: Name Cheap

carzeus.com
carzooz.net
carzues.com
carzues.net
carzuss.com
carzuss.net
carzuus.com
carzuus.net
carzuuz.com
carzuuz.net
carzuz.com

6.         Obligor’s trade names:

CarZeus